CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-182419 on Form S-8 of our reports dated March 1, 2018, relating to the consolidated financial statements and consolidated financial statement schedule of Alexander & Baldwin, Inc. and subsidiaries, and the effectiveness of Alexander & Baldwin, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Alexander & Baldwin, Inc. for the year ended December 31, 2017.
/s/ Deloitte & Touche LLP
Honolulu, Hawaii
March 1, 2018